股东表决权委托协议	Proxy Agreement

Proxy Agreement

This Proxy Agreement (the “Agreement”) is entered into as of June 26, 2010 among the following parties in Beijing, China:

1.	Beijing Tsingyuan Hengchang Consulting Co., Ltd.
Address：Room 1004, 10th Floor, Building 9, No.1 Zhongguancun East Road, Haidian District, Beijing

2.	Shandong Tsingyuan Brewery Co., Ltd
Address：Linpan Industry Park, Linyi County, Shandong Province, P.R.C

3.	Linyi Hengchang Malt&Brewery Co., Ltd
Address：Hengyuan Economic Development Zone, Linyi County, Shandong Province, P.R.C

4.	Zhang Dingyou
ID：371424196712124816
Address

5.	Yuan Mingxia
ID：37142419800510484X
Address

(Linyi Hengchang Malt&Brewery Co., Ltd, Zhang Dingyou and Yuan Mingxia hereinafter referred to as the “The existing shareholders” or “shareholders”, all the parties hereinafter collectively referred to as the “PARTIES” and individually as a “PARTY”)

Whereas：

1.
Shandong Tsingyuan Brewery Co., Ltd (“Brewery” or the “Company”) was established on December 16, 2005, in which Linyi Hengchang Malt&Brewery Co., Ltd(“Malt”) owns 66.8% equity interests of the Company Zhang Dingyou owns 16.6% equity interests of the Company and Yuan Mingxia owns 16.6% equity interests of the Company.

2.
Beijing Tsingyuan Hengchang Consulting Co., Ltd. (“WOFE”) is a wholly foreign-owned limited company legally registered and existing in Beijing, P.R.C, with the main business scope of Business Consulting and Services;

股东表决权委托协议	Proxy Agreement

3.	Shareholders are willing unlimitedly entrust the person designated by WOFE with the shareholder’s voting right at the shareholder’s meeting of the Company.

NOW THEREFORE, the parties agree as follows:

Article 1 Entrust of Voting Rights

1.1
Shareholders hereby agrees to irrevocably entrust the person designated by WOFE with his shareholder’s voting rights and other shareholder’s right for representing him to exercise such rights at the shareholder’s meeting of the Company in accordance with the laws and its Article of Association as the following (hereafter referred to as “Entrusted Rights”):

(1)       As representative of the shareholders to attend the meeting;

(2)       Representing to act shareholders’ voting rights in shareholder’s meetings;

(3)       Call on for temporary shareholders’ meetings;

(4)	Act other voting rights in accordance with articles of association of the Company (including other voting rights of shareholders in the restated articles of association).

1.2	Each shareholder will assume relevant responsibilities for any legal consequences by the acts of WOFE to perform the Entrusted Rights.

1.3	Shareholders hereby agree that WOFE can perform the above Entrusted Rights without consent of the shareholders. However, WOFE shall notify each shareholder immediately after resolutions are reached.

Article 2 Knowledge

2.1
In order to realize the Entrusted Rights, WOFE is entitled to learn about any information related to the Company’s operation, business, client, accounting, and employees, and review related materials. The Company shall use all its best endeavors to cooperate.

股东表决权委托协议	Proxy Agreement

 Article 3 Performance of Entrusted Rights

3.1
Under necessary circumstances, WOFE can designate a person (one or several) within its Company who accepts the entrustment authorized by Shareholders pursuant to the Article 1 of this Agreement, and this person shall represent to exercise his shareholder’s voting rights and shareholder’s rights pursuant to this Agreement.

3.2
Shareholders shall offer full assistance to help WOFE act its entrusted rights, including signing shareholders’ resolution and other related legal documents concerning the Company decided by WOFE, such as documents to meet governmental requirements for approval and registration).

3.3
If in any time within the term of the Agreement, the entrusted rights cannot be realized by any reason excluding the breach of agreement by the shareholders and the Company, each party shall impel a similar replacement, and sign amendments to revise or adjust the terms and conditions of this Agreement to assure the realization of the purpose of this Agreement .

Article 4 Obligation and Remedies

4.1	The parties hereby agree that WOFE shall not be asked for any remedy or obligation under the terms of this Agreement.

4.2
The shareholders and the Company agree to remedy any losses of WOFE incurred under the terms of this Agreement and prevent it from damages, including but not limited to losses related to laws suits, arbitrations, claims, governmental administrative searches, penalties, provided that such losses are due to WOFE’s intentional act or serious negligence.

Article 5 Representations and Warranties

5.1	The shareholders jointly and severally represent and warrant as the following：

股东表决权委托协议	Proxy Agreement

(1)
Each of them has the legal right and full power and authority to enter into and perform this Agreement, which when executed will constitute valid and binding obligations in accordance with their respective terms.

(2)	Each of them has been authorized with full power to sign and perform this Agreement.

(3)
On the date of this Agreement, Each of them is the Company’s lawful shareholder. Except for the rights designated by this Agreement, No other third party will ask for the Entrusted rights. According to this Agreement, WOFE can act its Entrusted rights fully and completely according to the effective articles of associations of the Company.

5.2	WOFE and the Company jointly and severally represent and warrant as the following：

(1)
Each of them has the legal right and full power and authority to enter into and perform this Agreement, which when executed will constitute valid and binding obligations in accordance with their respective terms.

(2)	Each of them has been authorized with full power to sign and perform this Agreement.

5.3	The Company represents and warrants as the following：

On the date of this Agreement, Shareholders are the Company’s lawful shareholders. Except for the rights designated by this Agreement, No other third party will ask for the Entrusted rights. According to this Agreement, WOFE can act its Entrusted rights fully and completely according to the effective articles of associations of the Company.

Article 6 Term of This Agreement

6.1
This Agreement has been duly executed by the parties’ authorized representatives. The parties hereby acknowledge that if either of the shareholders holds the equity interests of the Company, the other person shall continue to perform this Agreement without time limit.

股东表决权委托协议	Proxy Agreement

6.2
If any shareholder transfers it equity interest in the Company with advance consent of WOFE, it will cease to be a party of this Agreement, while the obligation and commitment of the other shareholder shall not be negatively affected.

Article 7 Notice

7.1	Any communications among parties of this Agreement, including notice, requirement and offer shall be delivered in written form.

7.2
In the case of transmission by facsimile, the transmission shall be deemed delivered upon delivery; In case of delivering face to face, the transmission shall be deemed delivered upon delivery; all notices or communications sent by registered mail shall be deemed delivered five (5) Business Days from the time of posting.

Article 8 Breach of Agreement

8.1
The Parties agree and confirm that if any party (the “Breaching Party”) materially breach any terms of this Agreement or unable to perform any obligation under this Agreement, it will constitute a “Breach” act. Other party (the “Observant Party”) shall ask for remedy measures in reasonable time. If the Breaching Party does not perform any remedy measures in the reasonable time required by the Observant Party or within 10 days after the written notice of the Observant Party, then (1) if the shareholders or the Company is the breaching party, WOFE can terminate this Agreement and ask for remedies; (2)if WOFE is the breaching party, the observant party shall ask for remedies, but cannot terminate the Agreement.

8.2	The rights and remedies designated by this Agreement are accumulative, and do not exclude other rights or remedies under laws and regulations.

8.3	Article 8 shall survive after the agreement is ceased or terminated.

Article 9 Miscellaneous

9.1	This Agreement shall be executed in Five (5) original copies and is hold respectively by each Party , and each original copy has the same legal effect.

股东表决权委托协议	Proxy Agreement

9.2	The execution, validity, interpretation, performance, amendment, termination and the dispute resolution of this agreement are governed by the laws of Peoples’ Republic of China.

9.3
The Parties shall strive to settle any dispute, conflicts, or compensation claims arising from the interpretation or performance (including any issue relating to the existence, validity and termination) in connection with this Agreement through friendly consultation. In case no settlement can be reached within  thirty (30) day after one party ask for the settlement, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with its rules. The arbitration award shall be final and conclusive and binding upon the Parties.

9.4
Any right, power or remedy granted to a party by one term of this agreement does not exclude the party from any right, power or remedy granted by other terms or laws and regulations. And one party’s performance of its right, power and remedy does not exclude the party from performing other right, power and remedy.

9.5
No failure or delay by any Party in exercising any right or remedy provided by law or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

9.6	The headings are for convenience and under no circumstances; the headings shall affect the interpretation of the articles of the agreement.

9.7
This Agreement is severable. If any clause of this Agreement is judged as invalid or non-enforceable according to relevant PRC Laws, such clause shall be deemed invalid only within the applicable area of the PRC Laws, and without affecting other clauses hereof in any way.

9.8
The Parties may amend and supply this Agreement with a written agreement. The amendment and supplement duly executed by the Parties shall be a part of this Agreement and shall have the same legal effect as this Agreement.

9.9	Without prior written approval of the other parties, one party can not transfer, pledge or assign any right, benefit or obligation under this agreement.

股东表决权委托协议	Proxy Agreement

9.10	This agreement is binding to all the parties herein and their respective lawful successors and assignees.

The parties hereby sign as the following:

Beijing Tsingyuan Hengchang Consulting Co., Ltd.（seal）

Signature：______________
Legal Representative/Authorized Representative:

Shandong Tsingyuan Brewery Co., Ltd（seal）

Signature：______________
Legal Representative/Authorized Representative:

Linyi Hengchang Malt&Brewery Co., Ltd（seal）

Signature：______________
Legal Representative/Authorized Representative:

Zhang Dingyou
Signature：______________

Yuan Mingxia
Signature：______________